Exhibit 24.1


                                 LABONTE & CO.
                   C H A R T E R E D   A C C O U N T A N T S


1205 - 1095 West Pender Street
Vancouver, BC  Canada
V6E 2M6

Telephone: (604) 682-2778
Facsimile: (604) 689-2778
Email:     rjl@labonteco.com


Consent of Labonte & Co.
Exhibit 24.1


September 3, 2002


U.S. Securities and Exchange Commission
Division of  Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Precise Life Sciences Ltd. - S-8 Registration of 2,120,000 shares

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated February 13, 2002 (except as to Note 9 which is dated March 8,
2002) to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual reports filed with the U.S. Securities and Exchange Commission for the fiscal years ended December 31, 2001and 2000 on Form 10-KSB.


Sincerely,

/s/ Labonte & Co.
    ----------------------
    LaBonte & Co.,
    Chartered Accountants

    RJL/vf